UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2010

DIGITAL REALTY TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-32336	26-0081711
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

560 Mission Street, Suite 2900 San Francisco, California	94105
(Address of principal executive offices)	(Zip Code)

(415) 738-6500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On June 2, 2010, we and our operating partnership, Digital Realty Trust, L.P., entered into an underwriting agreement with Credit Suisse Securities (USA) LLC, Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters named therein, or collectively, the Underwriters, in connection with the offer and sale by us of 6,000,000 shares of our common stock, par value $0.01 per share, or the Common Stock, and the grant of an over-allotment option for up to an additional 900,000 shares of Common Stock to the Underwriters, which the Underwriters exercised in full. We completed the sale of 6,900,000 shares to the Underwriters on June 8, 2010. The net proceeds from this offering were approximately $377.1 million after deducting estimated expenses. The shares were offered and sold under a prospectus supplement and related prospectus filed with the Securities and Exchange Commission pursuant to our shelf registration statement on Form S-3 (File No. 333-158958). A copy of the underwriting agreement is attached as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference. In connection with the filing of the prospectus supplement, we are filing as Exhibit 5.1 to this Current Report on Form 8-K an opinion of Venable LLP, regarding the validity of the Common Stock.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
1.1	Underwriting Agreement, dated June 2, 2010, among Digital Realty Trust, Inc., Digital Realty Trust, L.P., Credit Suisse Securities (USA) LLC, Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

5.1	Opinion of Venable LLP.

23.1	Consent of Venable LLP (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Digital Realty Trust, Inc.

By:	/s/ JOSHUA A. MILLS
Joshua A. Mills
General Counsel and Assistant Secretary

Date: June 8, 2010

EXHIBITS

Exhibit Number	Description
1.1	Underwriting Agreement, dated June 2, 2010, among Digital Realty Trust, Inc., Digital Realty Trust, L.P., Credit Suisse Securities (USA) LLC, Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

5.1	Opinion of Venable LLP.

23.1	Consent of Venable LLP (included in Exhibit 5.1).